UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                                     1-13589          36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                               60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Prime Group Realty Trust (the “Company”) issued a Press Release today disclosing that on June 29, 2007, the Company, through its wholly-owned qualified REIT subsidiary PGRT ESH, Inc. (“PGRT ESH”), purchased a $120 million membership interest in BHAC Capital IV, L.L.C., an entity which owns 100% of Extended Stay Hotels, Inc. (“ESH”), from Lightstone Holdings LLC (“Lightstone Holdings”), an affiliate of The Lightstone Group, LLC (“Lightstone LLC”). ESH and its affiliates own mid-price extended-stay properties in the United States and Canada. The Company, and its operating partnership Prime Group Realty, L.P. (the “Operating Partnership”), are owned by affiliates of Lightstone LLC (the “Company Owners”), and the acquisition of the membership interest was approved unanimously by the Company’s independent Trustees.

The membership interest purchase agreement (the “Purchase Agreement”) between PGRT ESH and Lightstone Holdings contains (i) customary representations and warranties by PGRT ESH and Lightstone Holdings, and (ii) a covenant that Lightstone Holdings and David Lichtenstein, the principal of Lightstone Holdings, will indemnify PGRT ESH and the Company from any adverse tax consequences arising from PGRT ESH’s ownership of the membership interest in ESH. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto.

The $120 million membership interest has a liquidation preference of $120 million, a 12% preferred dividend rate per annum payable monthly, and is entitled to receive a 15.14% residual profits interest. The membership interest generally has no voting rights, but PGRT ESH’s consent is generally required to amend, alter or repeal any provision that materially or adversely affects the powers, rights, privileges or preferences of PGRT ESH’s membership interest.

The purchase price was financed by a $120 million non-recourse loan to PGRT ESH from Citicorp USA, Inc., which loan is secured by a pledge of the membership interest and any proceeds from such interest. The loan has a maturity date of June 10, 2008, and an interest rate of 4% above LIBOR or 1.50% above Citicorp’s base interest rate, as selected by PGRT ESH from time to time. The loan is guaranteed by Lightstone Holdings and David Lichtenstein.

It is contemplated in the loan documents, although not required, that the loan will ultimately be secured by pledges of additional collateral, including pledges by the Company Owners of their ownership interests in the Company and the Operating Partnership and pledges of other assets owned by affiliates of Lightstone LLC, but not by pledges of any assets of the Company, the Operating Partnership or their respective subsidiaries, other than PGRT ESH’s membership interest in BHAC Capital IV, L.L.C. The loan documents contain provisions for an increase in the interest rate and partial repayment of portions of the loan if additional collateral is not pledged pursuant to a schedule contained in the loan documents.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

The financial statements required by Item 9.01 of Form 8-K relating to the acquisition described in Item 2.01 above will be filed by amendment to this Form 8-K not later than 71 days after the date of this Current Report disclosing the acquisition.

(b) Pro forma financial information.

To the extent that pro forma financial information is required pursuant to Article 11 of Regulation S-X, it will be filed by amendment to this Form 8-K not later than 71 days after the date of this Current Report disclosing the acquisition.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of June 29, 2007, by and between PGRT ESH, Inc. and Lightstone Holdings LLC.
99.1	Press Release of Prime Group Realty Trust dated July 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: July 6, 2007	President and Chief Executive Officer

EXHIBIT 99.1

PRIME GROUP REALTY TRUST

ACQUIRES INTEREST IN EXTENDED STAY HOTELS

Chicago, IL. July 6, 2007 – Prime Group Realty Trust (NYSE: PGEPRB; the “Company”) announced today that on June 29, 2007 the Company, through its wholly-owned qualified REIT subsidiary PGRT ESH, Inc. (“PGRT ESH”), purchased a $120 million membership interest in BHAC Capital IV, L.L.C., an entity which owns 100% of Extended Stay Hotels, Inc. (“ESH”), from Lightstone Holdings LLC (“Lightstone Holdings”), an affiliate of The Lightstone Group, LLC (“Lightstone LLC”). ESH and its affiliates own mid-price extended-stay properties in the United States and Canada. The Company, and its operating partnership Prime Group Realty, L.P., are owned by affiliates of Lightstone LLC and the acquisition of the membership interest was approved unanimously by the Company’s independent Trustees.

The $120 million membership interest has a liquidation preference of $120 million, a 12% preferred dividend rate per annum payable monthly, and is entitled to receive a 15.14% residual profits interest. The purchase price was financed by a $120 million non-recourse loan to PGRT ESH from Citicorp USA, Inc., which loan is secured by a pledge of the membership interest and any proceeds from such interest. The loan has a maturity date of June 10, 2008, and an interest rate of 4% above LIBOR or 1.50% above Citicorp’s base interest rate, as selected by PGRT ESH from time to time. The loan is guaranteed by Lightstone Holdings and David Lichtenstein.

Additional information regarding the foregoing transaction can be found in the Company’s current Report on Form 8-K filed with the United States Securities and Exchange Commission on or about the date of this press release. A copy of the Form 8-K can be found at the Company’s web site at www.pgrt.com.

About the Company

Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 9 office properties containing an aggregate of 3.8 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet and joint venture interests in two office properties totaling approximately 1.1 million net rentable square feet. It leases and manages 4.9 million square feet comprising all of the wholly-owned properties and one joint venture property. In addition, the Company is also the managing and leasing agent for the 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois, which it sold in November 2006.

For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

Founded in 1988, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 18,000 residential units as well as office, industrial and retail properties totaling approximately 29 million square feet of space in 27 states, the District of Columbia and Puerto Rico. Headquartered in Lakewood, New Jersey, The Lightstone Group has over 1,000 employees and maintains regional offices in New York, Maryland and Illinois. The Lightstone Group has acquired in excess of $2 billion in real estate over approximately the past 24 months, and in addition recently closed on the $8 billion acquisition of Extended Stay Hotels.

For more information on The Lightstone Group, contact the company’s Lakewood, New Jersey headquarters at (800) 347-4078 or visit www.lightstonegroup.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
312/917-1300	312/917-1300